Exhibit 10.7

ASSIGNMENT AND ASSUMPTION OF LEASE

For the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are acknowledged, Masco Contractor Services Central, Inc., a Florida corporation (“Assignor”), hereby assigns, transfers, conveys and sets over to Masco Administrative Services, Inc., a Delaware corporation (“Assignee”), all of Assignor’s right, title and interest as tenant in and to that certain Lease Agreement dated as of July 11, 2003, as amended by the First Amendment to Lease Agreement dated as of November 1, 2003 (collectively, the “Lease”) relating to certain premises located at 260 Jimmy Ann Drive, Daytona Beach, Florida.

Assignee assumes and agrees to perform all of the obligations of Assignor under the Lease that shall accrue from and after the Effective Date.

This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

Assignor and Assignee have executed this Assignment and Assumption of Lease as of January 1, 2004 (the “Effective Date”).

Assignor:
MASCO CONTRACTOR SERVICES
CENTRAL, INC., a Florida corporation

By:	/s/ Robert B. Rosowski
Name:	Robert B. Rosowski
Its:	Vice President, Assistant Secretary and Treasurer

Assignee:
MASCO ADMINISTRATIVE SERVICES,
INC., a Delaware corporation

By:	/s/ David A. Doran
Name:	David A. Doran
Its:	Vice President